Exhibit 5


                                  Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300



                                December 15, 1998

Board of Directors
Frederick Brewing Co.
4607 Wedgewood Boulevard
Frederick, Maryland 21703

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, this letter relates to the Registration Statement on Form S-3 filed by Frederick Brewing Co. (the "Company") with the Securities and Exchange Commission on October 2, 1998, as amended on December 16, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,528,701 shares of the common stock, $0.00004 par value per share of Frederick Brewing Co. (the "Shares"). As of the effective date of the Registration Statement, 80,000 of such Shares will be issued and outstanding (the "Issued Shares"), up to 2,850,000 of such Shares may be issued and outstanding upon the conversion of the Company's Series F Cumulative Convertible Preferred Stock (the "Series F Preferred Stock"), up to 1,298,701 of such Shares may be issued and outstnading upon the conversion of the Company's Series G Convertible Preferred Stock ("Series G Preferred Stock") and up to 300,000 of such Shares may be issued and outstanding upon the exercise of the Warrants. All of such Shares (including those upon issuance with respect to the Shares subject to the exercise of the Warrants or the conversion of the Series F Preferred Stock and Series G Preferred Stock) may be offered for sale for the benefit of the selling stockholders named in the Registration Statement ("Selling Stockholders"). We understand that the Shares are to be sold from time to time at prevailing prices or as otherwise described in the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by the Company in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

Frederic Brewing Co.
December 15, 1998
Page 2

         In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We also have assumed that the Series F Preferred Stock and Series G Preferred Stock were duly authorized, validly issued, fully-paid and non-assessable and that the Warrants were duly authorized and validly issued. We further have assumed that the Company will not issue shares of Common Stock in excess of the number of shares then authorized, upon the full or partial conversion of the Series F Preferred Stock and/or the Series G Preferred Stock and/or the full or partial exercise of the Warrants, until such time as the appropriate corporate action is taken to amend the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized shares to a number sufficient to cover any such conversion or exercise. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials. We have not had any involvement in the preparation of the Registration Statement, any prospectus to be distributed in connection therewith or with the authorization, offer or sale of the Series F Preferred Stock or the Series G Preferred Stock. Our examination of matters of law has been limited to the Maryland General Corporation Law.

         Based on the foregoing, and subject to the qualifications stated herein, as of the dare hereof, it is our opinion that when sold by the Selling Stockholders with respect to the Issued Shares, such Shares will be validly issued, fully paid and non-assessable; with respect to the Shares to be issued upon the conversion of the Series F Preferred Stock and Series G Preferred Stock, subject to due and proper conversion, issuance and delivery pursuant to the terms of the Series F Preferred Stock and Series G Preferred Stock, such Shares will be validly issued, fully paid and non-assessable; and with respect to Shares to be issued upon the exercise of the Warrants, subject to the proper exercise of the Warrants, the receipt by the Company of due consideration therefor and upon the due and proper issuance and delivery of such Shares pursuant to the terms and conditions of the Warrants, such Shares will be validly issued, fully paid and non-assessable. This opinion is being provided solely to the Company and may not be relied upon by an other person, including the Selling Stockholders. This opinion relates only to the number of Shares set forth above.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Prospectus included therein.

                                           Very truly yours,

                                           Elias, Matz, Tiernan & Herrick L.L.P.



                                            By:  /s/ Jeffrey A. Koeppel
                                                 ----------------------------
                                                 Jeffrey A. Koeppel, a Partner